UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2016

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

The information regarding the Consulting Agreement discussed below in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Randolph C. Read and Appointment of Leslie D. Michelson

On October 11, 2016, Randolph C. Read, resigned from the board of directors (the “Board”) of Healthcare Trust, Inc. (the “Company”) and his position as a member of and non-executive chairman of the Board and as a member of the audit committee of the Board and the nominating and corporate governance committee of the Board, effective as of that same date. Mr. Read did not resign pursuant to any disagreement with the Company. In addition, in connection with his resignation, Mr. Read has advised the Company that he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Simultaneously with Mr. Read’s resignation, the Board appointed Leslie D. Michelson, currently a member of the Board, to serve as non-executive chairman of the Board, effective as of that same date.

Consulting Agreement

Following Mr. Read’s resignation, on October 11, 2016, the Company entered into a consulting agreement (the “Consulting Agreement”) with International Capital Markets Group, Inc. (“ICMG”), a company controlled by Mr. Read, pursuant to which ICMG agreed to provide strategic consulting services, through its president, Mr. Read, as requested by the non-executive chairman of the Board at reasonably convenient times for the Company and Mr. Read. For the performance of these services, the Company has agreed to pay ICMG $38,000 on October 21, 2016, $25,000 on November 21, 2016 and $25,000 on December 31, 2016. The Company also has agreed to reimburse ICMG for expenses that have been approved by the non-executive chairman of the Board prior to being incurred by ICMG in performing these services.

The foregoing description of the Consulting Agreement is a summary and is qualified in its entirety by the terms of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Vesting of Restricted Shares

On October 11, 2016, following approval by the Board, 3,480 unvested restricted shares of common stock owned by Mr. Read became vested simultaneously with his resignation as a member of the Board. If vesting had not been accelerated by the Board, these unvested restricted shares would have been forfeited upon Mr. Read’s voluntary resignation in accordance with the terms of the related restrict share award agreements.

Item 8.01.           Other Events.

Press Release

On October 11, 2016, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated as of October 11, 2016, by and between International Capital Markets Group, Inc. and Healthcare Trust, Inc.
99.1	Press Release dated October 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: October 11, 2016	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary